                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                              HANCOCK FABRICS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)

                                   64-0740905
                      (I.R.S. Employer Identification No.)

                              3406 West Main Street
                            Tupelo, Mississippi 38801
           (Address of principal executive offices including zip code)

                           HANCOCK FABRICS, INC. STOCK
                  COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                              (Full Title of Plan)

                                   -----------

                      Bruce D. Smith, Senior Vice President
                           And Chief Financial Officer
                              Hancock Fabrics, Inc.
                              3406 West Main Street
                            Tupelo, Mississippi 38801
                                 (601) 842-2834
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                   -----------
                                    Copy to:

                             SAMUEL D. CHAFETZ, ESQ
                                 Waring Cox, PLC
                        50 North Front Street, Suite 1300
                            Memphis, Tennessee 38103

                         CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered: Common Stock ($.01 par value) Amount To Be Registered: 100,000
Proposed Maximum Offering Price Per Share: $3.285 (1)
Proposed Maximum Aggregate Offering Price: $328,500 (1)
Amount of Registration Fee:  $82.13

(1) Estimated solely for the purposes of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the New York Stock Exchange on December 21, 2000, as reported in the Wall Street Journal.

PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

       Pursuant to General Instruction E of Form S-8, Hancock Fabrics, Inc. ("Hancock") hereby incorporates by reference the contents of the Companies' registration statement on Form S-8 (No. 333-32299) as previously filed with the Securities and Exchange Commission (the "Commission") on July 29, 1997. This Registration Statement is being filed to register an additional 100,000 shares of Common Stock subject to issuance under the Hancock Fabrics, Inc. Stock Compensation Plan for Non-Employee Directors.

Item 8. Exhibits.

       The following exhibits are filed as part of this Registration Statement:

       Exhibit
       Number      Description
       ------      -----------

         4        Stock Compensation Plan for Non-Employee Directors

         5        Opinion of Waring Cox PLC.

         23.1     Consent of Waring Cox PLC (contained in opinion filed as
                  Exhibit 5).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24       Powers of Attorney (contained on page 3 hereof).

                                    SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on this 27th day of December 2000.



                                    --------------------------------------------
                                             HANCOCK FABRICS, INC.
                                                 (Registrant)



                                    By: /s/ Larry G. Kirk
                                        ----------------------------------------
                                                      Larry G. Kirk
                                                Chairman of the Board and
                                                 Chief Executive Officer



                                    By: /s/ Bruce D. Smith
                                        ----------------------------------------
                                                     Bruce D. Smith
                                               Senior Vice President and
                                                Chief Financial Officer
                                                (Principal Financial and
                                                   Accounting Officer)

                                 POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Kirk, Jack W. Busby, Jr. and Bruce D. Smith and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement and any or all amendments (including post effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons, in the capacities indicated, in the City of Tupelo, State of Mississippi, on December 27, 2000.

           Signature                                   Title
         ------------                                  ------


/s/ Larry G. Kirk                            Chairman of the Board, Chief
--------------------------------------       Executive Officer and Director
Larry G. Kirk


/s/ Jack W. Busby, Jr.                       President, Chief Operating Officer
--------------------------------------       and Director
Jack W. Busby, Jr.


/s/ Bruce D. Smith                           Senior Vice President and Chief
--------------------------------------       Financial Officer
Bruce D. Smith


/s/ R. Randolph Devening                     Director
--------------------------------------
R. Randolph Devening


/s/ Don L. Fruge                             Director
--------------------------------------
Don L. Fruge


/s/ Roger T. Knox                            Director
--------------------------------------
Roger T. Knox


/s/ Donna L. Weaver                          Director
--------------------------------------
Donna L. Weaver

                                  EXHIBIT INDEX

       Exhibit
       Number      Description
       ------      -----------

         4        Stock Compensation Plan for Non-Employee Directors

         5        Opinion of Waring Cox PLC.

         23.1     Consent of Waring Cox PLC (contained in opinion filed as
                  Exhibit 5).

         23.2     Consent of PricewaterhouseCoopers LLP.

         24       Powers of Attorney (contained on page 3 hereof).